Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 16, 2006 (except for Note 20 (paragraphs 5 and 6, as to which the date is July 14, 2006)), accompanying the consolidated financial statements included in the Annual Report of Mace Security International, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Mace Security International, Inc. on Forms S-3 (File No. 333-87981, filed September 28, 1999, amended December 27, 1999, File No. 333-34096, filed April 5, 2000, and File No. 333-34536, filed April 11, 2000, File No. 333-116527, filed June 16, 2004, amended September 24, 2004, and File No. 333-122074, filed January 14, 2005, amended February 3, 2005); Form S-4 (File No. 333-89717, filed on October 26, 1999, amended December 21, 1999) and Forms S-8 (File No. 333-31757, filed on July 22, 1997 and File No. 333-93311, filed on December 21, 1999).

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
July 14, 2006